Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following listed registration statements of RF Monolithics, Inc. on Form S-8 of our report dated November 18, 2004, appearing in this Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 2004: 333-83492, 333-000366, 333-01420, 333-23669, 333-59643, 333-83667, 333-83689, 333-34912, 333-58530, 333-84612, 333-104021 and 333-113885.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

November 18, 2004